Exhibit 10.17.3

                            THIRD AMENDMENT TO THE
                                 UNION CARBIDE
                         COMPENSATION DEFERRAL PROGRAM


            The Union Carbide Compensation Deferral Program (the "Plan") is hereby amended as follows:
            1. Section 6.4: of the Plan is hereby amended in its entirety to read as follows:
                   "6.4:         Payment Medium.  All payments under this
Program with respect to amounts which (i) at the time of such payment were accruing at the Fixed Income Rate, or an Applicable
Equity Investment Fund Rate, or (ii) at the time of such payment, if such payment is made before December 31, 1996, were accruing at either the UCC Stock Value Rate or the UCC Discounted Stock Value
Rate, shall be made in U.S. dollars. Effective for any payments made to a Participant who is or has been an executive officer within the meaning of the Exchange Act on or after December 31, 1996, with respect to amounts which were accruing under either the UCC Stock Value Rate or the UCC Discounted Stock Value Rate, such payment shall be made in shares of common stock of the Corporation."

            2. Section 6.5 of the Plan is hereby amended in its entirety to read as follows:
                   "6.5:   Reduction of Payments; Share Withholding.  (a)  All
payments under this Program shall be reduced by any and all amounts that the Corporation is required to withhold pursuant to applicable law.

                   (b) In order to enable the Corporation to meet any applicable federal, state or local tax withholding requirements, a Participant (or Beneficiary) who is receiving payment in shares of common stock of the Corporation, may elect to have the Corporation withhold shares that would otherwise be delivered to such Participant, or by delivering to the Corporation other shares of common stock of the Corporation owned by the Participant. The value of any such shares of common stock to be withheld by the Corporation, or so delivered to the Corporation, shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange - Composite
Transactions on the date of payment."


            3. The provisions of this Third Amendment shall be effective as of December 31, 1996.

            As hereby amended, the Union Carbide Compensation Deferral Program shall continue in full force and effect.

                                          UNION CARBIDE CORPORATION



                                          By: /s/ M.A. Kessinger